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                                                                    EXHIBIT 23.1




            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-05987, 333-59941, 033-62887, 333-69306, 333-123232 on Forms S-8 of our
reports dated August 15, 2006, (which reports express an unqualified opinion on the consolidated financial statements and management's assessment on the effectiveness of internal control and an adverse opinion on the effectiveness on the Company's internal control over financial reporting due to material weaknesses as of December 31, 2005), relating to the consolidated financial statements of Michael Baker Corporation and subsidiaries and management's report on the effectiveness of internal control over financial reporting, appearing in and incorporated by reference in this Annual Report on Form 10-K for the fiscal year ended December 31, 2005. We also consent to the incorporation by reference of our report dated August 15, 2006, relating to the financial statement schedule for the year ended December 31, 2005, which appears in this Form 10-K.

/s/ Deloitte & Touche LLP
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Pittsburgh, Pennsylvania
August 15, 2006